
<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from the consolidated statement of income and the consolidated balance sheet and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1996<F1>
<PERIOD-END>                               DEC-31-1996<F1>
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                                 477,915
<TOTAL-OPERATING-REVENUES>                     547,630
<NET-INCOME>                                   (8,965)

<F1>
1997 earnings not released as of February 23, 1998.

